CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 13, 2017, relating to the financial statements and financial highlights, which appear in Vanguard Total Stock Market Index Fund, Vanguard 500 Index Fund, Vanguard Extended Market Index Fund, Vanguard Large-Cap Index Fund, Vanguard Mid-Cap Index Fund, Vanguard Value Index Fund, Vanguard Mid-Cap Value Index Fund, Vanguard Growth Index Fund and Vanguard Mid-Cap Growth Index Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2016, and of our report dated February 17, 2017, relating to the financial statements and financial highlights, which appears in Vanguard Small-Cap Index Fund, Vanguard Small-Cap Value Index Fund and Vanguard Small-Cap Growth Index Fund’s (constituting Vanguard Index Funds) Annual Report on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 25, 2017